Emergent Capital, Inc. Announces First Quarter 2019 Results

Boca Raton, Fla., April 10, 2019 – Emergent Capital, Inc. (OTCQX : EMGC) ("Emergent" or the "Company"), today announced its financial results for the three months ended February 28, 2019 and 2018..

First Quarter 2019 Financial Highlights
As a result of a resolution adopted by the Board of Directors on September 7, 2018 that changed the Company's fiscal year end from December 31st to November 30th, our results for the first quarter covers the period from December 1, 2018 to February 28, 2019. To aid investors, the results of the first quarter of 2019 are being presented to the directly comparable period last year, but are not comparable to the results filed for the first quarter of 2018 which covers January 1, 2018 to March 31, 2018. Additionally, given the ongoing Chapter 11 case of, Lamington Road Designated Activity Company ("Lamington"), Lamington and its subsidiaries' (White Eagle Asset Portfolio, LP, ("White Eagle"), White Eagle General Partner, LLC and Lamington Road Bermuda Limited) financial results are excluded from the Company’s consolidated results for the three months ended February 28, 2019, and therefore, our 2019 results are not comparable with 2018.

Income from continuing operations for the three months ended February 28, 2019 (the "2019 Period") was $12,000 compared to $11.6 million for the three months ended February 28, 2018 (the "2018 Period") and was significantly impacted by the deconsolidation of Lamington and related subsidiaries. Income for the 2018 Period mainly includes net gain on maturity of $14.1 million which is attributable to four policies maturity. There were no maturities for the consolidated entities for the 2019 Period.

Total expense from continuing operations for the 2019 Period was approximately $37.5 million compared to $9.9 million for the 2018 Period. Expense from continuing operations for the 2019 Period includes approximately $34.0 million which represents a reduction of our investment in the deconsolidated subsidiaries. The amount is reflected in current earnings as change in fair value of investment in deconsolidated subsidiaries. This $34.0 million reduction is mainly attributable to a change in fair value loss on life settlement of approximately $12.8 million for the deconsolidated subsidiaries as a result of updated life expectancies procured with respect to the insureds' lives and maturities. The updated life expectancy reports implied that in aggregate, the insureds’ health improved, therefore, lengthening their life expectancies relative to the prior life expectancies.

In November 2018, White Eagle decided to no longer utilize the results of life expectancy reports furnished by AVS for valuation purposes. Going forward, White Eagle will procure its life expectancy reports solely from 21st Services on a periodic basis and expects to continue to lengthen life expectancies furnished by 21st Services that have not been re-underwritten using their updated methodology. As of February 28, 2019, White Eagle received 95 updated life expectancy reports from 21st Services. These life expectancies reported an average lengthening of life expectancies of 27.6% based on this sample, which is significantly higher than the 9% impact first communicated by 21st Services and has significantly impacted the results for the 2019 Period by approximately $23.4 million. These changes were offset by a gain on maturity of approximately $15.7 million associated with maturity of 4 policies.

The change in fair value of investment in deconsolidated subsidiaries was also impacted by the valuation of the debt under the White Eagle Revolving Credit Facility which incurred a change in fair value loss of approximately $14.6 million.

As of February 28, 2019, the fair value of the investment in deconsolidated subsidiaries was approximately $95.5 million and has inherent estimates including, but not limited to, when Lamington and related subsidiaries will emerge from bankruptcy, the estimated discount rate, the value of life settlements held by White Eagle, the value of the debt under the White Eagle Revolving Credit Facility, as well as other factors inherent in the valuation process.

Expense also includes interest expense of approximately $2.8 million for the 2019 Period was and was mainly comprised of interest expense of approximately $1.2 million on the 5% Convertible Notes, $1.5 million on the 8.5% Senior Secured Notes and $46,000 on the 8.5% Convertible Notes.

The following table provides a summary of the components of income from the consolidated and deconsolidated subsidiaries life settlements.

	Three Months Ended February 28, 2019	Three Months Ended February 28, 2018
Consolidated
Change in estimated probabilistic cash flows	$41	$24,887
Premiums paid during period	(39)	(20,826)
Change in life expectancy evaluation	—	(6,709)
Realized gain on maturities	—	14,128
Change in fair value of life settlements	$2	$11,480

Deconsolidated
Change in estimated probabilistic cash flows	$20,244	$—
Premiums paid during period	(25,247)	—
Change in life expectancy evaluation	(23,438)	—
Realized gain on maturities	15,691	—
Change in fair value of life settlements	$(12,750)	$—

The Company reported a net loss from continuing operations of $37.5 million, or $(0.24) per diluted share for the 2019 Period, compared to net income from continuing operations of $4.9 million, or $0.03 per diluted share for the 2018 Period. The net income for the 2018 Period includes an income tax benefit of $3.2 million which represents reversal of estimated cash taxes to be paid of approximately $878,000 and reversal of deferred tax expense of approximately $2.3 million.

Life Settlements Portfolio Highlights

As of February 28, 2019 and November 30, 2018, our consolidated subsidiary owned two policies with an aggregate death benefit of approximately $12.0 million and a fair value of $1.2 million. The weighted average discount rate was 14.5% at February 28, 2019 and November 30, 2018, respectively.
As of February 28, 2019, White Eagle owned 582 policies with an estimated fair value of $494.7 million with an aggregate death benefit of these life settlements was $2.8 billion. All 582 policies were pledged under the White Eagle Revolving Credit Facility. White Eagle also recorded a $23.0 million receivable for maturity of life settlements at February 28, 2019 relating to policies pledged under the White Eagle Revolving Credit Facility. These policies have been excluded from the Company results as of February 28, 2019 due to the deconsolidation resulting from bankruptcy filing of White Eagle's parent.
Of these 582 policies owned as of February 28, 2019, 510 were previously premium financed and are valued using discount rates that range from 12.25% – 19.25%. The remaining 72 policies are valued using discount rates that range from 12.25% – 13.25%.
During the 2019 Period, four life insurance policies that served as collateral under the White Eagle Revolving Credit Facility matured with a face value totaling $23.0 million.

About Emergent Capital, Inc.
Emergent (OTCQX: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:

Investor Relations
Rob Fink
Hayden IR
646.415.8972
IR@emergentcapital.com
www.emergentcapital.com

# # #

-SELECTED FINANCIAL TABLES FOLLOW-

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended February 28,
	2019	2018
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	$2	$11,480
Other income	10	125
Total income	12	11,605
Expenses
Interest expense	2,763	7,602
Change in fair value of investment in deconsolidated subsidiaries	33,965	—
Change in fair value of White Eagle Revolving Credit Facility	—	(1,624)
Personnel costs	169	786
Legal fees	(5)	1,551
Professional fees	335	955
Insurance	179	196
Other selling, general and administrative expenses	65	480
Total expenses	37,471	9,946
Income (loss) from continuing operations before income taxes	(37,459)	1,659
(Benefit) provision for income taxes	—	(3,210)
Net income (loss) from continuing operations	$(37,459)	$4,869
Discontinued Operations:
Income (loss) from discontinued operations before income taxes	(17)	(17)
(Benefit) provision for income taxes	—	—
Net income (loss) from discontinued operations	(17)	(17)
Net income (loss)	$(37,476)	$4,852
Basic income (loss) per share:
Continuing operations	$(0.24)	$0.03
Discontinued operations	$—	$—
Net income (loss) - basic and diluted	$(0.24)	$0.03
Diluted income (loss) per share:
Continuing operations	$(0.24)	$0.03
Discontinued operations	$—	$—
Net income (loss) - diluted	$(0.24)	$0.03
Weighted average shares outstanding:
Basic	156,919,099	155,893,843
Diluted	156,919,099	216,029,455

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	February 28, 2019	November 30, 2018*

	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$3,813	$1,209
Certificates of deposit	503	500
Prepaid expenses and other assets	1,012	657
Deposits - other	1,377	1,377
Life settlements, at estimated fair value	1,213	1,172
Fixed assets, net	63	78
Investment in deconsolidated subsidiaries (Note 4)	95,541	128,795
Investment in affiliates	2,384	2,384
Deferred tax asset, net	576	576
Total assets	$106,482	$136,748
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	1,919	$2,446
Other liabilities	750	194
Interest payable - 8.5% Convertible Notes (Note 12)	63	37
8.5% Convertible Notes, net of discount and deferred debt costs (Note 12)	1,194	1,173
Interest payable - 5.0% Convertible Notes (Note 13)	169	1,116
5.0% Convertible Notes, net of discount and deferred debt costs (Note 13)	70,036	69,742
Interest payable - 8.5% Senior Secured Notes (Note 14)	941	628
8.5% Senior Secured Notes, net of deferred debt costs (Note 14)	41,546	34,170
Total liabilities	116,618	109,506
Commitments and Contingencies (Note 17)
Stockholders’ Equity
Common stock (par value $0.01 per share, 415,000,000 authorized at February 28, 2019 and November 30, 2018; 158,659,803 issued and 158,051,803 outstanding as of February 28,2019;158,733,928 issued and 158,125,928 outstanding as of November 30, 2018)	1,587	1,587
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of February 28, 2019 and November 30, 2018)	—	—
Treasury Stock, net of issuance cost (608,000 shares as of February 28,2019 and November 30,2018)	(2,534)	(2,534)
Additional paid-in-capital	334,296	334,198
Accumulated deficit	(343,485)	(306,009)
Total stockholders’ equity	(10,136)	27,242
Total liabilities and stockholders’ equity	$106,482	$136,748
 *    Derived from audited consolidated financial statements.

Selected Operating Data (dollars in thousands):

	Three Months Ended February 28,
	2019	2018
Consolidated
End of Period — Policies Owned
Number of policies owned	2	604
Average age of insured	77.9	83.6
Average death benefit per policy	$6,000	$4,731
Average Life Expectancy — Calculated LE (Years)	12.0	8.2
Aggregate Death Benefit	$12,000	$2,857,767
Aggregate fair value	$1,213	$567,392
Monthly premium — average per policy	$7	$12.6

Period Maturities
Number of policies matured	—	4
Average age of insured at maturity	—	82.7
Average life expectancy - Calculated LE (Years)	—	6.9
Aggregate death benefit	$—	$22,700
Gains on maturity	$—	$14,128
Proceeds collected	$—	$10,104

White Eagle Portfolio - Deconsolidated
End of Period-Policies Owned
Number of policies owned	582	—
Average age of insured	84.5	—
Average death benefit per policy	$4,731	$—
Average life expectancy—Calculated LE (Years)	8.8	—
Aggregate death benefit	$2,753,250	$—
Aggregate fair value	$494,732	$—
Monthly premium—average per policy	$15.0	$—

Period Maturities - Consolidated
Number of policies matured	4	—
Average age of insured at maturity	84.9	—
Average life expectancy - Calculated LE (Years)	5.9	—
Aggregate death benefit	$23,000	$—
Gains on maturity	$22,338	$—
Proceeds collected	$14,000	$—

Company Contact:

Investor Relations
Rob Fink
Hayden IR
646.415.8972
IR@emergentcapital.com
www.emergentcapital.com